NONRECOURSE COMMITTED FACILITY


                          MASTER REPURCHASE AGREEMENT

                                                    Dated as of March 24, 1998

BETWEEN:


NationsBanc Mortgage Capital Corporation, as buyer ("Buyer", which term shall include any "Principal" as defined and provided for in Annex I), or as agent pursuant hereto ("Agent")

      and

Metropolitan Mortgage & Securities Co., Inc. and its subsidiary named on the signature page hereof, each, and jointly and severally, as seller (each, and jointly and severally, "Seller").


1.    APPLICABILITY
       Buyer shall, from time to time, upon the terms and subject to the conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Purchased Securities against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Securities at a date certain (not more than one year later), against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction", and, unless otherwise agreed in writing, shall be governed by this Agreement.

2.    DEFINITIONS
      "Additional Purchased Securities" shall have the meaning assigned thereto in Paragraph 6(a) hereof.
      "Adjusted LIBOR" shall mean with respect to any period a rate per annum determined by Buyer in accordance with the following formula:
                                              LIBOR
                       1.00 - Eurocurrency Reserve Requirement
      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.
      "Agent" means NationsBanc Mortgage Capital Corporation or any successor. "Agreement" means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time. "Authorized Purchaser" means any bona fide purchaser acceptable to Buyer in its sole discretion..
      "Blocked  Account  Bank" means each entity acting as a  blocked  account bank maintaining an account on behalf of the Buyer pursuant to the Blocked Account Agreement.
      "Blocked Account Agreement" means the agreement so named between the Sellers and the Blocked Account Bank to be entered into on the Effective Date and in form and substance satisfactory to Buyer in its reasonable discretion.
      "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a public or bank holiday in New York City, Charlotte, North Carolina or Spokane, Washington.
      "Buyer's Margin Amount" means, with respect to any Transaction as of any date of determination, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date.
      "Buyer's Margin Percentage" means, with respect to any Transaction as of any date of determination, a percentage agreed to by Buyer and Seller as set forth in the related Confirmation, or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the
      Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
      "Code" shall mean the Internal Revenue Code of 1986, as amended. "Collateral" shall have the meaning assigned thereto in Paragraph 8 hereof.
      "Collateral Receipt" means a document duly executed by Seller with respect to each delivery of documents relating to the Purchased Securities to Custodian in the form attached to the Custody Agreement. "Commodity Account Control Agreement" means the agreement so named among the Sellers and the Agent to be entered into on the Effective Date and in form and substance satisfactory to Buyer in its reasonable discretion.
      "Computer Tape" means a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian which provides information relating to the Purchased Securities, including the information set forth in the Loan Schedule, in a format acceptable to Buyer.
      "Confirmation" shall have the meaning assigned thereto in Paragraph 4(b) hereof.
      "Custodian" means each entity acting as bailee of or agent for Buyer with respect to any item of a Purchased Security.
      "Custody Agreement" means each Tri-Party Custody Agreement, as amended, supplemented or otherwise modified from time to time, among Seller, Buyer and a Custodian, with respect to any Purchased Security. "Custodian's Loan File" shall have the meaning assigned thereto or to "Custodian's Loan File" in the Custody Agreement.
      "Default" means any event, that, with the giving of notice or the lapse of time or both, would constitute an Event of Default..
      "Default Rate" means the Prime Rate as quoted in the Wall Street Journal plus 5%..
      "Effective Date" means a date which is the earlier of (i) May 1, 1998 or
      (ii) the date following the first securitization of the Loans by Seller. "Eurocurrency Reserve Requirement" shall mean, for any day as applied to a Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Buyer and in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. "Event of Default" shall have the meaning assigned thereto in Paragraph 18 hereof.
      "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller.
      "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.
      "Income" means, with respect to any Purchased Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon.
      "Indebtedness" shall mean, for any Person: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.
      "Land Sale Contract" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related mortgaged property is held by such holder until the mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the mortgagor.
      "LIBOR" shall mean the applicable London Inter-Bank Offered Rate for United States dollars as determined by Buyer from time to time.
      "Loan" means either (i) a 1-to-4 family residential mortgage loan or Land Sale Contract described in Appendix A to the Custody Agreement,
      (ii) such other type of loan, lease or other receivable as shall be agreed upon by the parties as evidenced by Appendix A to the Custody Agreement, as amended or supplemented by mutual agreement of the parties, or (iii) any interest in, or secured by, any such loan, lease or other receivable.
      "Loan Note" means, with respect to any Loan, the note together with all riders thereto and amendments thereof or other evidence of indebtedness, including in the case of a Land Sale Contract, a promise to pay which is the integral part of a Land Sale Contract.
      "Loan Schedule" means a list of Loans by Loan Type attached to the Trust Receipt and setting forth as to each Loan the information specified by Buyer.
      "Loan Type" means the categorization of a Loan, based on information on a Computer Tape, under one or more of the headings set forth on Appendix A to the Custody Agreement.
      "LTV" means the ratio of the outstanding principal balance of a Loan to the appraised value of the related secured property or collateral, if applicable, on the date of determination.
      "Margin Deficit" shall have the meaning assigned thereto in Paragraph 6(a) hereof.
      "Market Value" means, with respect to any Purchased Security, as of any date of determination, the market price as determined by Buyer in good faith without credit for any interest accrued and unpaid thereon.
      Buyer's determination of Market Value shall be conclusive upon the parties, absent manifest error. In no event shall Market Value exceed 102% of par for any Purchased Security.
      "Metwest Subprime Program" shall have the meaning assigned thereto in Paragraph 9(b).
      "Mortgage" means a mortgage, deed of trust, or other instrument which creates a lien on a fee simple or leasehold interest in real property and secures a Loan Note.
      "Notice  Date"  shall  have the meaning assigned thereto  in  Section  4 hereof.
      "Obligations" means (a) all of Seller's indebtedness, obligation to pay the Repurchase Price on the Repurchase Date, and other obligations and liabilities, to Buyer, its affiliates or Custodian arising under, or in connection with, the Program Documents or otherwise, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Security or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Security, or of any exercise by Buyer of its rights under the Program Documents, including without limitation, attorneys' fees and disbursements and court costs; and
      (d) all of Seller's indemnity obligations to Buyer or Custodian or both pursuant to the Program Documents.
      "Obligor" means the obligor on a Loan.
      "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.
      "Position Report" means the report defined as such in the related Custody Agreement.
      "Price Differential" means, with respect to each Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate to the Purchase Price on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer).
      "Pricing Rate" means the per annum percentage rate for determination of the Price Differential.
      "Prime Rate" means the daily prime loan rate as reported in The Wall Street Journal.
      "Principal" shall have the meaning given to it in Annex I,
      "Program Documents" means this Agreement, each Custody Agreement, any Servicing Agreement, any lockbox, blocked account or similar agreement, the Commodity Account Control Agreement, and any other agreement entered into by Seller and Buyer in connection therewith.
      "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
      "Purchase Date" means the date on which Purchased Securities are to be transferred by Seller to Buyer.
      "Purchase Price" means the price (calculated as provided in Paragraph 3(b)) at which Purchased Securities are transferred by Seller to Buyer in a Transaction.
      "Purchased Securities" means, with respect to a Transaction, the related Loans, together with the related Records, Servicing Rights, Take-Out Commitments, if any, and other Collateral, and such other property, rights, titles or interests as are specified on a related Transaction Notice or Position Report. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 6(a) hereof.
      "Records" means all instruments, agreements and other books, records, and other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Security. Records shall include the Loan Notes, any Mortgages and any other instruments necessary to document or service a Loan.
      "REO Property" means a Mortgaged Property that is acquired by a servicer by foreclosure or by deed in lieu of foreclosure.
      "Repurchase Date" shall have the meaning assigned thereto in Paragraph 3(b) and shall also include the date determined by application of Paragraph 19.
      "Repurchase Price" means the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.
      "Servicing Agreement" means any agreement (other than a Custody Agreement) giving rise or relating to Servicing Rights with respect to a Purchased Security, including any assignment or other agreement relating to such agreement.
      "Servicing Rights" means contractual, possessory or other rights of Seller or any other Person arising under a Servicing Agreement, Custody Agreement or otherwise, to administer or service a Purchased Security or to possess related Records.
      "Subsidiary"  means,  with  respect  to  any  Person,  any  corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
      "Substitute Securities" has the meaning given to it in Paragraph 16(a). "Take-out Commitment" means, with respect to any Loan, an irrevocable commitment issued by an Authorized Purchaser in favor of the applicable originator, pursuant to which such Authorized Purchaser agrees to purchase such Loan at a specific price.
      "Termination Date" has the meaning given to it in Paragraph 3(b). "Transaction Notice" have the meaning assigned thereto in Paragraph 4 hereof.
      "Trust Receipt" means a Trust Receipt as defined in the related Custody Agreement.
      "Underwriting Guidelines" means the standards, procedures and guidelines of Seller for underwriting or originating Loans of the applicable previously submitted by Seller to, and approved by, Buyer.
      "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

3.    THE TRANSACTIONS
      a)    Intentionally omitted.
       b) Provided that the applicable conditions in Paragraphs 9(a) and 9(b) have been satisfied, (i) each Purchased Security repurchased by Seller on the tenth day of a month (or the following Business Day if such day is not a Business Day) following the initial Purchase Date (each, a "Repurchase Date") shall automatically become subject to a new Transaction unless Buyer is notified by Seller at least two (2) Business Days prior to any Repurchase
Date, and (ii) the Buyer shall from time to time, but in no event more frequently than once per month (unless otherwise agreed), enter into new Transactions with respect to additional Loans and in each case the Repurchase Date therefor shall be the date which is the same calendar day of the month as the Purchase Date for the initial Transaction hereunder (or the following Business Day if such day is not a Business Day), provided that if the Repurchase Date so determined is later than the one-year anniversary of the initial Purchase Date (the "Termination Date"), the Repurchase Date for such Transaction shall automatically reset to such anniversary date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (i) the Purchase Price shall be equal to 95% ("Purchase Price Percentage") of the related Market Value, (ii) the percentage used in determining the Buyer's Margin Amount shall be the percentage equivalent of the fraction 1/Purchase Price Percentage, (iii) the Pricing Rate shall be equal to Adjusted LIBOR plus one hundred basis points (1.00%), and (iv) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date.

4.    ENTERING INTO TRANSACTIONS; TRANSACTION NOTICE, CONFIRMATIONS
a) Unless otherwise agreed, Seller shall give Buyer at least five(5) Business Days' prior notice of any proposed Purchase Date other than the initial Purchase Date (the date on which such notice is given, the "Notice Date"). On the Notice Date, Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer (either orally or in writing) the information specified in the form of Exhibit A hereto (each, a "Transaction Notice"), or by delivering a Position Report as such, (ii) deliver to Buyer and Custodian a Loan Schedule and Computer Tape and (iii) deliver to Custodian
(a) the Custodian's Loan File and (b) the related Collateral Receipt for each Loan subject to such Transaction. Unless otherwise agreed, the Purchase Price for a Transaction shall at least be equal to $5,000,000.
b) Unless otherwise agreed, upon receipt of the Transaction Notice, Buyer shall, upon the terms and subject to the conditions herein, make an offer to Seller specifying the terms for such Transaction, including the Purchase Price, the Pricing Rate and the Repurchase Date in respect of such Transaction. Upon Seller agreeing to enter into a Transaction hereunder, Buyer shall promptly deliver to Seller a confirmation of such Transaction (a "Confirmation"). The terms of any Transaction Notice, if any, signed by Seller shall be deemed incorporated by reference into the Confirmation and if the terms of the Transaction Notice conflicts with the Confirmation, the terms of the Confirmation shall prevail.
c) Each Confirmation and Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation and Transaction Notice shall not be separate from this Agreement but shall be made a part of this Agreement.

5.    PAYMENT AND TRANSFER
       Unless otherwise agreed, all transfers of funds hereunder shall be immediately available funds and all Purchased Securities transferred shall be transferred to the Custodian pursuant to the Custody Agreement. Any Repurchase Price received by Buyer after 3:00 p.m. New York City time ("Funding Deadline") shall be applied on the next succeeding Business Day, but such funds (absent a Default) shall earn overnight interest at a rate established by Buyer. Unless otherwise agreed, Buyer shall not wire Purchase Prices to Seller after the Funding Deadline.

6.    MARGIN MAINTENANCE
       a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Buyer's option, to transfer to Buyer cash or additional Purchased Securities acceptable to Buyer and (in the case of Loans) which conform in all respects to the applicable representations and warranties set forth in Appendix A to the Custody Agreement ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount.
       b) Notice required pursuant to Paragraph 6(a) may be given by any means. A notice for the payment or delivery in respect of the Margin Deficit received before 5:00 p.m. New York City time on a Business Day shall be met no later than 4:00 p.m. on the following Business Day. Any notice given on a Business Day after 5:00 p.m., New York City time, shall be met no later than 4:00 p.m. on the second following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

7.    INCOME PAYMENTS
       Subject to Paragraph 14, where a particular term of a Transaction extends over an Income payment date on the Purchased Securities subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Default has occurred, Buyer agrees that Seller shall be entitled to receive an amount equal to all Income paid on the
Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Securities had not been sold to Buyer. Provided no Default has occurred, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion), on the date such Income is paid either (i) transfer to Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Furthermore, provided no Default has occurred, Seller shall be entitled to any proceeds resulting from investments made by the Blocked Account Bank pursuant to the Blocked Account
Agreement.   Buyer shall not be obligated to take any action pursuant  to  the preceding sentences to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

8.    SECURITY INTEREST
       Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Securities and not loans from Buyer to Seller secured by the Purchased Securities. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller's performance of all of its Obligations, Seller hereby grants Buyer a fully perfected first priority security interest in the Purchased Securities, the Records, and all related Servicing Rights, insurance, Income, accounts (including any interest of Seller in escrow accounts) and any other contract rights, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Securities or any interest in the Purchased Securities, the servicing of the Purchased Securities, and any proceeds and distributions with respect to any of the foregoing and any other property, rights, titles or interests as are specified on a Transaction Notice or Position Report (collectively, the "Collateral").

9.    CONDITIONS PRECEDENT
       a) As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller:
             i)     The Program Documents duly executed and delivered  by  the parties hereto;
            ii) Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Securities and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1;
            iii) A certified copy of Seller's corporate resolutions approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;
             iv)    An  incumbency certificate of Seller's corporate secretary certifying the names, true signatures and titles of Seller's officers and employees duly authorized to request Transactions hereunder and sign the Program Documents and the other documents to be delivered thereunder, and a certificate of an officer of Seller, both of which shall be in form and substance acceptable to Buyer;
             v)     An opinion of Seller's counsel as to such matters as Buyer may reasonably request and in form and substance acceptable to Buyer;
                         vi) A copy of the Underwriting Guidelines certified by an officer of a Seller; and
            vii)  Any other documents reasonably requested by Buyer.
      b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
             i)     Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
                                      A)     A  Transaction  Notice  delivered
                        pursuant to Paragraph 4(a);
                                     B)     The related Custodian's Loan  File
                        with respect to each Purchased Security subject to a Transaction and the related Trust Receipt; and
                                      C)     Such  certificates,  opinions  of
                        counsel or other documents as Buyer may request (i) not more frequently (absent special circumstances regarding Seller) than once every six (6) months and
                        (ii) upon at least ten (10) Business Days' notice; however (absent such circumstances), the failure of Seller to provide such documents, during such ten (10) Business Day period shall not preclude Buyer from entering into a Transaction during such period.
            ii)   No Default shall have occurred and be continuing.
            iii) No catastropic event or events shall have been determined by Buyer to have occurred resulting in the effective absence of a "repo market" for a period of at least ten (10) consecutive days respecting loans or mortgage- or asset-backed securities such that Buyer is or was unable to finance or fund purchases under this Agreement through the "repo market" or Buyer's customers.
             iv)   All representations and warranties in the Program Documents hereof shall be true and correct on the date of such Transaction.
            v) The then aggregate outstanding Purchase Price, when added to the Purchase Price for the requested Transaction, shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000); provided, however, that at no time shall the portion of the aggregate outstanding Purchase Price attributable to Loans originated under Metwest Mortgage Services, Inc.'s origination program for subprime mortgages (the "Metwest Subprime Program") without income, asset or employment verification exceed fifteen percent (15%) of such aggregate outstanding Purchase Price. Seller agrees that the Market Value used in determining such portion of the outstanding aggregate Purchase Price is at Buyer's sole discretion.

10.   RELEASE OF COLLATERAL
       Upon timely payment in full of the Repurchase Price and all other Obligations owing with respect to the Purchased Securities, if no Default or Event of Default has occurred and is continuing, Buyer shall, and shall direct Custodian to, release such Purchased Security unless such release would give rise to a Margin Deficit. Except as set forth in Paragraph 16, Seller shall give at least five (5) Business Days' prior notice to Buyer if such repurchase shall occur on other than a Repurchase Date, provided, however, that Seller shall give at least one (1) day's prior notice to Buyer if such repurchase is in connection with a securitization underwritten by Buyer or any of its Affiliates.

11.   RELIANCE
       With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer believes to have been given or made by a person authorized to enter into a Transaction on Seller's behalf, whether or not such person is listed on the certificate delivered pursuant to subparagraph 9(a)(iv) hereof. In each such case, Seller hereby waives the right to dispute Buyer's record of the terms of the Confirmation, request or other communication.

12.   REPRESENTATIONS AND WARRANTIES
       Seller hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:
a) Due Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Seller's incorporation. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses,
permits,   charters,  registrations  and  approvals  (together,   "approvals")
necessary for the conduct of its business as currently conducted (except where the failure to be so qualified would not have a material adverse effect on the Seller, on the Loans or on the ability of Seller or its assigns to enforce the Loans), and the performance of its obligations under the Program Documents.
b) Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.
c) Due Authorization. The execution, delivery and performance of the Program Documents by Seller have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.
d) Noncontravention. None of the execution and delivery of the Program Documents by Seller or the consummation of the Transactions and transactions thereunder:
                   i)    conflicts with, breaches or violates any provision of
            the articles or certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction,
            decree,   determination  or  award  currently  in  effect   having
            applicability to Seller, or its properties;
                   ii)    constitutes a material default by Seller  under  any
            loan   or  repurchase  agreement,  mortgage,  indenture  or  other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or
                   iii)  results in or requires the creation of any lien  upon or in respect of any of the assets of Seller except the lien relating to the Program Documents.
a)                 Legal  Proceedings.   There is  no  action,  proceeding  or
investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Securities, Seller or any of its Affiliates, pending or threatened, which, if decided adversely, would have a material adverse effect with respect to Seller or any Purchased Security.
b) Valid and Binding Obligations. Each of the Program Documents to which Seller is a party when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.
c) Financial Statements. The financial statements of Seller, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a material adverse change in the business or operations of Seller.
d) Accuracy of Information. None of the documents or information prepared by or on behalf of Seller and provided by Seller to Buyer relating to Seller or its financial condition contain any statement of a material fact with respect to Seller or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, that would render any of such documents or information untrue or misleading in any material respect.
e) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of any other Program Document.
f) Compliance With Law. Etc. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon Seller.
g) Solvency: Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by the Seller upon the sale of the Purchased Securities to Buyer and thereafter upon the sale of any Purchased Securities by the Seller to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Securities. Seller is not transferring any Purchased Securities with any intent to hinder, delay or defraud any of its creditors.
h) Investment Company Act Compliance. Seller is neither required to be registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.
i) Taxes. Seller has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid (other than for taxes that are being contested in good faith or for which it has established adequate reserves).
j) Additional Representations. With respect to each Loan, Seller makes all of the applicable representations and warranties set forth on Appendix A of the Custody Agreement for the related Loan Type, as of the date the documents related to such Loan are delivered to the Custodian, continuously while such Loan is part of the Collateral and is subject to a Transaction.
k) Hedging. Effective as of the Effective Date, Seller has entered into interest rate futures contracts which are fully subject to the Commodity Account Control Agreement, having a notional amount at least equal to 50% of the aggregate outstanding Purchase Price. Effective as of the Effective Date, all hedging for the Loans shall be subject to the Commodity Account Control Agreement.
       In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties in Appendix A of the Custody Agreement, and the remedies for breach thereof as they relate to the Purchased Securities that are subject to such repurchase transaction.
       The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Securities to Buyer and shall continue for so long as the Purchased Securities are subject to this Agreement.

13.   COVENANTS OF SELLER
      Seller hereby covenants with Buyer as follows:
             a)     Defense  of  Title.  Seller warrants and will  defend  the right, title and interest of Buyer in and to all Collateral against all adverse claims and demands.
             b)    No Amendment or Compromise.  Without Buyer's prior consent,
      Seller and those acting on Seller's behalf shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Securities or any related rights, provided, however, Seller may waive late charges, approve assumptions and changes in payment due dates, and establish escrow accounts and "ACH" payment plans with respect to the Purchased Securities without Buyer's prior consent.
             c)    No Assignment.  Seller shall not sell, assign, transfer  or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Securities or any interest therein, provided that this paragraph shall not prevent any transfer of Purchased Securities in accordance with the Program Documents.
a) Servicing of Loans. Seller shall service, or cause to be serviced, all Loans that are part of the Purchased Securities in accordance with the standard industry practices, employing at least the same procedures and exercising the same care that Seller customarily employs in servicing Loans for its own account, and in accordance with all applicable requirements of the relevant Agency or Authorized Purchaser. Seller shall notify servicers of Buyer's interest hereunder. Seller shall notify Buyer of the name and address of all servicers. Buyer shall have the right to approve each servicer and the form of all servicing agreements. Seller shall hold or cause to be held all escrow funds collected with respect to such Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. Upon Buyer's request, Seller shall provide to Buyer a letter addressed to and agreed to by each servicer of Loans, in form and substance reasonably satisfactory to Buyer, advising such servicer of such matters as Buyer may reasonably request. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller by contract for managing or servicing any such Loan has failed to perform fully Seller's obligations under the Program Documents or any of the obligations of such entities with respect to the Purchased Securities, Seller shall promptly notify Buyer.
b) Preservation of Collateral; Collateral Value. Seller shall do all things necessary to preserve the Collateral so that it remains effective security hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any governmental authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Collateral, and Seller shall fully perform or cause to be performed when due all of its obligations under any Collateral or the Program Documents.
c) Maintenance of Papers, Records and Files. Seller shall acquire and Seller or servicer of the Purchased Securities shall build, maintain and have available a complete file in accordance with industry custom and practice for each Purchased Security. Seller or the servicer of the Purchased Securities will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.
                   i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased
            Securities in accordance with industry custom and practice, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian's or Seller's possession unless Buyer otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller's or Custodian's possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.
                  ii)   For so long as Buyer has an interest in or lien on any
            Purchased Security, Seller will hold or cause to be held all Records in trust for Buyer. Seller shall notify every other party holding any such Records of the interests and liens granted hereby.
                   iii) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent accountants.
a) Financial Statements: Accountants' Reports: Other Information. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Securities to the Buyer. Seller shall furnish or cause to be furnished to Buyer promptly upon Buyer's request the following:
                  i)    Financial Statements.  (x) As soon as available and in
            any event within 105 days after the end of each fiscal year, the consolidated, audited balance sheets of Seller as of the end of each fiscal year of Seller and the audited financial statements of income and changes in equity of Seller for such fiscal year; (y) As soon as available and in any event within 50 days after the end of each quarter, the consolidated, unaudited balance sheets of Seller as of the end of each quarter and the unaudited financial statements of income and changes in equity of Seller for the portion of the fiscal year then ended; and (z) As soon as available and in any event within 20 days after the end of each quarter, the consolidated, unaudited balance sheets, without quarter end and year end adjustments in accordance with GAAP, of Seller as of the end of such calendar month and the unaudited financial statements of income and changes in equity of Seller for the portion of the fiscal year then ended, all of which were prepared in accordance with GAAP.
                  ii)    Loan Performance Data. Upon request of Buyer, monthly
            reports in form and scope satisfactory to Buyer, setting forth data regarding the performance of the Purchased Securities, and such other information as Buyer may reasonably request.
                   iii) Monthly Servicing Diskettes. Upon request of Buyer and on the fifth day of each month (or the following Business Day if such day is not a Business Day), a computer tape (which tape may be the Computer Tape referenced in Paragraph 4(a)) and a diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to Buyer containing such information with respect to the Purchased Securities as Buyer may reasonably request.
                   iv) Annual Budgets; Business Plans. Such annual budgets, monthly and annual comparisons of conformity of operations with annual budgets, annual projections of financial and operations results, strategic business plans and other internal reports prepared or reviewed by executive management as Buyer may reasonably request from time to time.
a) Notice of Material Events. Seller shall promptly inform Buyer in writing of any event, circumstance or condition that has resulted, or has a possibility of resulting, in a material adverse effect upon Seller.
b) Maintenance of Licenses. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business (except where the failure to be so qualified would not have a material adverse effect on the Seller, on the Loans or on the ability of Seller or its assigns to enforce the Loans) and to perform its obligations under the Program Documents.

14.   P&I COLLECTIONS
       Commencing the Effective Date, Seller shall cause all Income on the Purchased Securities to be deposited, within one Business Day after receipt by Seller, into the deposit account specified in, and with the depository institution that is party to, the Blocked Account Agreement between Seller and Buyer, provided, however, that absent a Default, Seller need not cause such Income to be deposited during a month in which a securitization occurs.
Absent an Event of Default, Buyer shall not terminate the Blocked Account Agreement without the written consent of Seller.

15.   REPURCHASE OF PURCHASED SECURITIES
       Upon discovery by Seller of a breach of any of the representations and warranties set forth in Appendix A to the Custody Agreement, Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify Seller. If Seller does not cure such breach on or before the 15th day following receipt of notice of such breach, then Seller shall repurchase the affected Purchased Security on the next succeeding Business Day.

16.   SUBSTITUTION
             a)     Seller  may, subject to agreement with and  acceptance  by
      Buyer, substitute other securities which are substantially the same as the Purchased Securities (the "Substitute Securities") for any Purchased Securities. Such substitution shall be made by transfer to Buyer of
      such   other  Securities  and  transfer  to  Seller  of  such  Purchased
      Securities. After substitution, the Substitute Securities shall be deemed to be Purchased Securities.
            b) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute Substitute Securities for the Purchased Securities, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10 a.m. (New York time) on the second preceding Business Day, to substitute Substitute Securities for any Purchased Securities; provided, however, that Buyer may elect, by the close of business on the Business Day following which such notice is received, or by the close of the next Business Day if notice is given after 10 a.m. (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such Substitute Securities and Buyer's transfer to Seller of such Purchased Securities, and after such substitution, the Substitute Securities shall be deemed to be Purchased Securities. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.
             c)     In  the event Seller exercises its right to substitute  or terminate under subparagraph (b), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution, as the case may be, an amount equal to (A) Buyer's actual cost in bona fide third party transactions (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and
      (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith.

17.   REPURCHASE TRANSACTIONS
       Buyer may, in its sole election, engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of Buyer's choice.

18.   EVENTS OF DEFAULT
       With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "Event of Default":
a) Seller fails to transfer the Purchased Securities to Buyer on the applicable Purchase Date;
b) Seller fails to repurchase the Purchased Securities on the applicable Repurchase Date;
c) Seller shall fail to perform, observe or comply with any other material term, covenant or agreement contained in the Program Documents;
d) Any representation or warranty made by Seller (or any of Seller's officers) in the Program Documents or in any other document (other than the representations or warranties in Appendix A to the Custody Agreement) shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;
e) Seller or any of Seller's Subsidiaries shall fail to pay any of Seller's or Seller's Subsidiaries Indebtedness for borrowed money (including non-recourse Indebtedness), or any interest or premium thereon when due (whether by scheduled maturity, requirement prepayment, acceleration, demand or otherwise), or shall fail to make any payment when due under Seller's or Seller's Subsidiaries' Guarantee of another person's Indebtedness for borrowed money, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Guarantee; or any other default under any agreement or instrument relating to any such Indebtedness or Guarantee, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement, instrument or Guarantee, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Guarantee; or if any such Indebtedness or Guarantee shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
f) a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller or any of Seller's Subsidiaries, or of any of Seller's or their Property, is appointed or takes possession of such property; or Seller or any of Seller's Subsidiaries generally fails to pay Seller's or Seller's Subsidiaries' debts as they become due; or Seller or any of Seller's Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any of Sellers Subsidiaries; or any of Seller's or Seller's Subsidiaries' Property is sequestered by court or administrative order; or a petition is filed against Seller or any of Seller's Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;
g) Seller or any of Seller's Subsidiaries files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller or any of Seller's Subsidiaries, or of all or any part of Seller's or Seller's Subsidiaries' Property; or makes an assignment for the benefit of Seller's or Seller's Subsidiaries' creditors;
h) any judgment or order for the payment of money, not covered by an insurance policy, in excess of $500,000 is rendered against Seller or any of Seller's Subsidiaries;
i) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or of any of Seller's Subsidiaries, or shall have taken any action to displace the management of Seller or of any of Seller's Subsidiaries or to curtail its authority in the conduct of the business of Seller or of any of Seller's Subsidiaries, or Governmental Authority takes any action to remove, limit or restrict the approval of Seller as an issuer, lender or a seller/servicer of Loans;
j) Seller or any of Seller's Subsidiaries shall default under, or fail to perform as requested under, or shall otherwise breach the terms of any instrument, agreement or contract between Seller and Buyer or any of Buyer's Affiliates;
k) in the good faith judgment of Buyer any material adverse change shall have occurred in the financial condition, operations, business prospects or corporate structure of Seller or any of Seller's Subsidiaries;
l) Seller shall admit its inability to, or Seller's intention not to, perform any of Seller's Obligations hereunder;
m) Seller dissolves, merges or consolidates with another entity unless Seller is the surviving party, or sells, transfers, or otherwise disposes of a material portion of Seller's business or assets;
n) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered hereby;
o) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller, as a "going concern" or a reference of similar import;
p) any material amendment to the Underwriting Guidelines which was not previously approved in writing by Buyer and a Loan underwritten pursuant to such amended Underwriting Guidelines is a Purchased Security;
q) a change in Control (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of Seller shall have occurred other than in connection with and as a result of the issuance and sale by Seller of common stock;
r) either (A) 10% or more of the aggregate number of Purchased Securities, by outstanding principal balance, then subject to Transactions are more than 30 days delinquent in payment, and Seller shall fail to finally repurchase all Purchased Securities then subject to Transactions within thirty days of such occurrence (such Loans shall be eligible for subsequent Transactions hereunder only with the specific approval of Buyer (which approval shall not be unreasonably withheld) on and after the date which is five Business Days following delivery to Buyer of reasonable evidence that the Purchased Securities are current and not susceptible to similar delinquency experience) or (B) the delinquencies described in clause (A) are 12% or more, and such repurchase shall fail to occur within 15 days of such occurrence (such Loans shall be eligible for subsequent Transactions hereunder only with the specific approval of Buyer (which approval shall not be unreasonably withheld) on and after the date which is five Business Days following delivery to Buyer of reasonable evidence that the Purchased Securities are current and not susceptible to similar delinquency experience). However, if Seller provides sufficient evidence that a sale of the Purchased Securities is pending, Buyer may grant an extension in accordance with the terms and conditions set forth herein, which extension may not be unreasonably withheld; or
s) Metropolitan Mortgage & Securities Co., Inc. shall fail to maintain (A) GAAP net worth of at least $45 million, (B) a ratio of Indebtedness to GAAP net worth of 24:1 or less, or (C) at least $40,000,000 of liquid assets (cash equivalents and market value of U.S. Treasury securities).

19.   REMEDIES
       Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Paragraph 18 (f) or (g) hereof), shall have any or all of the following rights and remedies, which may be exercised by
Buyer:
      a) The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.
       b) Seller's obligations hereunder to repurchase all Purchased Securities at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; Seller shall immediately deliver to Buyer or its designee any and all original papers, records and files relating to the Purchased Securities subject to such Transaction then in Seller's possession and/or control; and all right, title and interest in and entitlement to such Purchased Securities and Servicing Rights thereon shall be deemed transferred to Buyer.
      Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Securities or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give Seller credit for such Purchased Securities in an amount equal to the Market Value of the Purchased Securities against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Securities shall be applied first to the costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to consequential damages, including, but not limited to, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.
       The parties recognize that it may not be possible to purchase or sell all of the Purchased Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Securities may not be liquid. In view of the nature of the Purchased Securities, the parties agree that liquidation of a Transaction or the underlying Purchased Securities does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Security and nothing contained herein shall obligate Buyer to liquidate any Purchased Security on the occurrence of an Event of Default or to liquidate all Purchased Securities in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer.
      Except as provided in Paragraph 23, in addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller's assets which may be in the possession of Buyer or its designee (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Except as provided in Paragraph 23, Buyer may set off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any other Collateral or its proceeds and all other sums or obligations owed by Buyer to Seller hereunder against all of Seller's Obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Buyer's right to recover any deficiency.
       Buyer may direct all Persons servicing the Purchased Securities to take such action with respect to the Purchased Securities as Buyer determines appropriate.
       Except as provided in Paragraph 23, Seller shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and consequential damages, including, without limitation, all costs and expenses incurred in connection with hedging or covering transactions.
      Seller shall cause all sums received by it with respect to the Purchased Securities to be deposited pursuant to the Blocked Account Agreement after receipt thereof.
       Buyer shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Securities and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Securities and any other Collateral or any portion thereof, and do anything that Buyer is authorized hereunder to do. Subject to Paragraph 23, Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.
       Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or Purchased Securities and any other Collateral or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.
       Except as provided in Paragraph 23, Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws in equity, and under any other agreement between Seller and Buyer.
       Except as provided in Paragraph 23, upon the occurrence of an Event of Default, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller.

20.   DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
      No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as provided in Paragraph 23, all rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby. Except as provided in Paragraph 23, Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.   USE OF EMPLOYEE PLAN ASSETS
       If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

22.   INDEMNITY
       The powers conferred on Buyer hereunder are solely for its protection and do not impose any duty on it to exercise any such powers. Following the occurrence of an Event of Default, Buyer shall have no duty of care to Seller as to any Purchased Security or any other Collateral or with respect to the taking of any necessary steps to preserve rights against other parties, or any other obligation pertaining to such Purchased Security or Collateral. Except to the extent of any loss, expense, liability or damage caused by Buyer's breach of the Program Documents, Seller and Seller's successors and assigns waive all rights whatsoever against Buyer for any loss, expense, liability or damage Seller may suffer as a result of actions taken pursuant to the Program Documents, including those arising under any "mortgagee in possession" or similar doctrine. Seller agrees to, and shall, indemnify Buyer, Agent, their respective Affiliates and their respective officers, directors, partners, employees, representatives and agents (collectively, the "Indemnified Parties", each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, judgments, penalties, suits, actions, costs, disbursements or expenses (including, but not limited to, attorneys' fees, legal expenses and the allocated cost of internal counsel) whether or not suit is brought and settlement costs imposed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation, warranty or covenant of Seller or Seller's officer in this Agreement or any other Program Document, and all actions taken pursuant thereto (but excluding any such costs to the extent incurred by reason of gross negligence or willful misconduct on the part of the Indemnified Party to be indemnified). In addition, Seller shall compensate and indemnify Buyer and Agent for all reasonable costs and expenses that Buyer may sustain in connection with the protection of Buyer's rights under or the enforcement of the Program Documents or any other documents received by Buyer or Custodian in connection therewith. Seller agrees to pay, and reimburse Buyer, Agent and Custodian for, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Purchased Securities and all other fees, costs and other expenses in connection with protecting, maintaining or preserving the Purchased Securities and Buyer's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Purchased Securities. Seller's indemnity obligations contained in this Paragraph 22 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof or termination of this Agreement.

23.   LIMITATION ON RECOURSE.
       Notwithstanding any provision of this Agreement, except as provided in this Paragraph 23, and except with respect to the indemnification provided in Paragraph 22 and in Section 6 of the Custody Agreement, Buyer shall not enforce the liability and obligation of Seller to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment shall be sought against Seller, except that Buyer may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Buyer to enforce and realize upon its interest under this Agreement, and its interest in the Purchased Securities, and any other Collateral given to Buyer under the Program Documents (including, without limitation, any Income held in a deposit account pursuant to Paragraph
14); provided, however, that any judgment in any such action or proceeding shall be enforceable against Seller only to the extent of Seller's interest in the Purchased Securities and in any other Collateral given to Buyer. Buyer agrees that it shall not sue for, seek or demand any deficiency judgment against Seller in any such action or proceeding, under or by reason of or under or in connection with this Agreement. The provisions of this Paragraph 23 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Program Documents except to the extent of the limitations in money judgments and deficiency judgments set forth in this Paragraph 23; (ii) impair the right of Buyer to name Seller as a party defendant in any action or suit for judicial foreclosure and sale under the Program Documents; (iii) impair the right of Buyer to obtain the appointment of a receiver; (iv) impair the right of Buyer to bring suit (and seek a money judgment therein) with respect to fraud or intentional misrepresentation by Seller or any other person or entity in connection with the Program Documents;
(v) impair the right of Buyer to obtain payments on the Purchased Securities received by Seller after the occurrence of an Event of Default; (vi) impair the right of Buyer to bring suit (and seek a money judgment therein) with respect to any misappropriation by Seller of Loan payments collected in advance; (vii) impair the right of Buyer to obtain insurance proceeds or condemnation awards due to Buyer under this Agreement; or (viii) apply to losses arising out of any misrepresentation, wilful misconduct or fraud by Seller or its agents or employees or to any suit or money judgment related thereto.

24.   WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS
       Except as provided in Paragraph 23, Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Securities as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Securities shall be disposed of in the event of any disposition pursuant hereto.

25.   REIMBURSEMENT
       All sums expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller's obligation. Seller agrees to pay, with interest at the Default Rate, which interest shall accrue 30 days after receipt by Seller of a written request (including all related invoices) from Buyer for payment, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by Buyer, Agent and/or Custodian in connection with the preparation, negotiation, administration and enforcement of the Program Documents, the taking of any action, including legal action, required or permitted to be taken by Buyer, Agent and/or Custodian pursuant thereto, any "due diligence" or Loan Agent reviews conducted by Agent or on its behalf or any refinancing or restructuring in the nature of a "workout"; provided, however, that (i) the fees of Buyer's counsel in connection with the negotiation of this Agreement prior to the date hereof shall not exceed
$30,000, and (ii) the Agent's initial "due diligence" fees shall not exceed $15,000, and subsequent "due diligence" fees shall not exceed $30,000 per annum (absent a Default).

26.   UNDERWRITING GUIDELINE AMENDMENTS
       Buyer shall review any proposed changes to the Underwriting Guidelines submitted by Seller within ten (10) business days of receipt of such proposed change. Seller may assume that any such proposed change is acceptable to Buyer if Seller has not received notice stating otherwise from Buyer at the end of such period.

27.   FURTHER ASSURANCES
       Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the purposes of the Agreement, to perfect the interests of Buyer in the Purchased Securities or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

28.   ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION
       This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Securities and Additional Purchased Securities thereto, and it, together with the other Program Documents, each Confirmation, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter. This Agreement and the other Program Agreements are the result of negotiations among and have been reviewed by counsel to the Agent, the Seller and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Buyer or the Agent merely because of the Agent's or Buyer's involvement in their preparation.

29.   TERMINATION
       This  Agreement  shall remain in effect until the earlier  of  (i)  the
Termination Date and (ii) the occurrence of a Default. However, no such termination shall affect Seller's outstanding obligations to Buyer at the time of such termination. Seller's obligations to indemnify Buyer pursuant to this Agreement shall survive the termination hereof.

30.   ASSIGNMENT
      The Program Documents are not assignable by Seller. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents; provided, however that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee
("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it, be released from its obligations hereunder and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

31.   AMENDMENTS, ETC.
       No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

32.   SEVERABILITY
      If any provision of Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

33.   BINDING EFFECT; GOVERNING LAW
       This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its rights or obligations under this Agreement, Confirmation or any other Program Document without the prior written consent of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

34.   CONSENT TO JURISDICTION
       SELLER HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR
PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION SELLER MAY HAVE TO, PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW
YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

35.   SINGLE AGREEMENT
       Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfer in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

36.   INTENT
       Seller and Buyer recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended ("USC") (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the USC (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable).
       It is understood that Buyer's right to liquidate the Purchased Securities delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Paragraph 19 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 112 of the USC.
       Seller and Buyer agree and acknowledge that if Seller is an "insured deposit institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, order or policy statements thereunder (except insofar as the Loans subject such to such Transaction would render such definition inapplicable).
      It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

37.   INTERPRETATION
       The paragraph headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

38.   NOTICES AND OTHER COMMUNICATIONS
       Any notice required or permitted by this Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in the signature page of the Custody Agreement, as such address or
number        may        be        changed        by        such        party.
            IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.
METROPOLITAN  MORTGAGE  &  SECURITIES  CO.,  INC.,  as  Seller  (jointly   and
severally)
By:
Name:
Title:

METWEST MORTGAGE SERVICES, INC., as Seller
(jointly and severally)
By:
Name:
Title:

NATIONSBANC  MORTGAGE CAPITAL CORPORATION,
as Buyer and Agent, as applicable
By:
Name:
Title:

                                 EXHIBIT A
                              TRANSACTION NOTICE
                                                      DATE:
[Name and Address of Buyer]

      The undersigned executes and delivers this notice ("Transaction Notice") pursuant to the requirements of the Master Repurchase Agreement, dated as of March 24, 1998 (the "Repurchase Agreement") between NationsBanc Mortgage Capital Corporation ("Buyer") and Metropolitan Mortgage & Securities Co., Inc. ("Seller"), as such Agreement may be modified from time to time, in connection with the submission for sale thereunder of the Purchased Securities identified on the Loan Schedule delivered herewith (together with any other Collateral related thereto) and the delivery of the related Custodian's Loan Files to Custodian. All capitalized terms used in this Transaction Notice shall have the same meanings herein as they have in the Repurchase Agreement.
      Seller hereby represents and certifies to Buyer that:

            1. As of this date, Seller is in compliance with all of the terms and conditions of the Repurchase Agreement.

            2. Except as otherwise previously disclosed in writing to Buyer, Seller's representations and warranties set forth in the Program Documents and any other related document are true and accurate as of the date of this Transaction Notice.

            3. The Purchased Securities, which are identified on such Loan Schedule satisfy the requirements of the eligibility set forth in the Program Documents between Buyer and Seller.

            4. Upon payment to Seller by Buyer of the Purchase Price in respect of the Transaction involving the Purchased Securities, all of Seller's right (including the power to convey title thereto), title and interest in and to each document constituting the Custodian's Loan Files delivered to Custodian or held by or on behalf of Seller with respect to each Purchased Security shall be transferred, assigned, set over and otherwise conveyed to Buyer.

            5. The proposed general terms of the sale for the Purchased Securities as of the Purchase Date shall be:
                  A. Outstanding Principal Balance:  $______________
                  B. Number of Loans:                       _______________
                  C. Loan Type:                             _______________
                  D. Repurchase Date:                       _______________
                  E. Lien Payoff required:      No ____ Yes____
                     $______ to ________
                  F. Buyer's Margin Percentage  _______________%

            6.    Other items transferred (see definition of Purchased Assets)
                            ___________________, as Seller
                                                                       By:
                                    Title:
                                    Annex I
                             Buyer Acting as Agent

      This Annex I forms a part of the Master Repurchase Agreement dated as of March 24, 1998 (the "Agreement") between NationsBanc Mortgage Capital Corporation and Metropolitan Mortgage & Securities Co., Inc. This Annex I sets forth the terms and conditions governing all transactions in which a party selling securities or buying securities, as the case may be ("Agent"), in a Transaction is acting as agent for one or more third parties (each, a "Principal"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1. Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any
      Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.
2. Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the close of business on the next Business Day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Securities or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Securities, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one Business Day) notify Agent of its determination to reject and rescind such Transaction and
      (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent's Principals such information regarding the financial status of such Principals as the other party may reasonably request.
3. Limitation of Agent's Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and
      (b) the other party's remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.
4.    Multiple Principals.
      (a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether
            (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.
      (b) In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Paragraph 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Paragraph 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer's and Seller's remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.
      (c) In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Paragraph 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal's account; (ii) the margin maintenance obligations of Seller under Paragraph 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer's and Seller's remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.
      (d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Paragraph 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).
5. Interpretation of Terms. All references to "Seller" or "Buyer", as the case may be, in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent's liability in Paragraph 3 of this Annex I), be construed to reflect that
      (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Seller" or "Buyer", as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Seller's obligations to Buyer or Buyer's obligations to Seller, as the case may be, and for receipt of performance by Buyer of its obligations to Seller or Seller of its obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly.